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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus of AIM Diversified Dividend Fund (formerly AIM Large Cap Core Equity Fund) and under the caption "Auditors" in the Statement of Additional Information and to the use of our reports dated December 10, 2002, on the financial statements and financial highlights of AIM Aggressive Growth Fund, AIM Basic Value II Fund, AIM Blue Chip Fund, AIM Capital Development Fund, AIM Charter Fund, AIM Constellation Fund, AIM Core Strategies Fund, AIM Dent Demographic Trends Fund, AIM Emerging Growth Fund, AIM Large Cap Basic Value Fund, AIM Large Cap Core Equity Fund, AIM Large Cap Growth Fund, AIM Mid Cap Growth Fund, AIM U.S. Growth Fund, and AIM Weingarten Fund as of and for the year ended October 31, 2002 in the Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A No. 2-25469).



                                               ERNST & YOUNG LLP

Houston, Texas
February 26, 2003